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                                                                    EXHIBIT 99.1





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For further information contact
John S. Weatherly, CFO   1-800-451-1294

                              FOR IMMEDIATE RELEASE

         CALLON PETROLEUM COMPANY REPORTS
         FIRST QUARTER RESULTS

         Natchez, MS (April 20, 2001)--Callon Petroleum Company (NYSE:
CPE/CPE.PrA) today reported the results of its operations for the quarter ending March 31, 2001.

         For the first quarter of 2001 the company reported net income of $6,174,000 or $0.41 per diluted share. This compares to the 2000 first quarter net income of $1,164,000 or $0.05 per share on a diluted basis.

         Operating results for the three-month period ended March 31, 2001 include oil and gas sales of $20.2 million from average production of 41.7 million cubic feet of natural gas equivalent per day (MMcfe/d). This corresponds to sales of $9.4 million from average daily production of 38.2 MMcfe/d during the same period of 2000. The average price per thousand cubic feet of natural gas increased by 117 percent to $5.46 compared to $2.52 during the same period a year earlier, while the average price per barrel of oil increased slightly to $26.62 compared to $26.42 during the first quarter of 2000.

         Callon Petroleum Company is engaged in the acquisition, development, exploration and operation of oil and gas properties primarily in the Gulf Coast region.



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                            CALLON PETROLEUM COMPANY
                          SUMMARY FINANCIAL INFORMATION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                     THREE MONTHS ENDED
                                                                          MARCH 31,
                                                                          ---------
                                                                 2001                   2000
                                                                 ----                   ----
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:

Revenues:
   Oil & gas sales                                             $20,177               $ 9,448
   Interest and other                                              635                   670
                                                               -------               -------
      Total revenues                                            20,812                10,118
                                                              --------               -------
Costs and Expenses:
   Lease operating expenses                                      2,673                 1,820
   Depreciation, depletion
      and amortization                                           4,897                 3,717
   General and administrative, net                               1,123                 1,042
   Interest expense                                              2,621                 1,775
                                                              --------               -------
      Total costs and expenses                                  11,314                 8,354
                                                              --------               -------

Income from operations                                           9,498                 1,764
Income tax expense                                               3,324                   600
                                                              --------               -------
Net income                                                       6,174                 1,164
Preferred stock dividends                                          319                   553
                                                              --------               -------

Net income available to common shares                         $  5,855               $   611
                                                              ========               =======

Net income per common share:
   Basic                                                      $   0.44               $  0.05
   Diluted                                                    $   0.41               $  0.05

Shares used in computing net income per common share:
   Basic                                                        13,253                12,156
   Diluted (1)                                                  14,908                12,354

(1) Diluted shares for 2001 includes 1,366,000 shares of common stock because of the dilutive impact of the convertible preferred stock in the first quarter of 2001. The conversion of the preferred stock was not included in the 2000 diluted calculation due to its antidilutive impact on earnings per share.

CONSOLIDATED CONDENSED BALANCE SHEET DATA:
                                                              MARCH 31,   DECEMBER 31,
                                                                2001          2000
                                                                ----          ----
Cash and cash equivalents                                     $  6,456      $ 11,876
Oil and gas properties                                         277,221       258,613
All other assets                                                28,423        31,080
                                                              --------      --------
         Total assets                                         $312,100      $301,569
                                                              ========      ========

Long-term debt                                                $140,000      $134,000
All other liabilities                                           30,063        31,241
Stockholders' equity                                           142,037       136,328
                                                              --------      --------
         Total liabilities and stockholders' equity           $312,100      $301,569
                                                              ========      ========

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
                                                                THREE MONTHS ENDED
                                                                    MARCH 31,
                                                                    ---------
                                                            2001                  2000
                                                            ----                  ----
                                                     ($ in thousands except per share amounts)
OTHER FINANCIAL INFORMATION:

Net cashflow from operations before changes
   in current assets and liabilities                      $14,891                $ 5,878

Net cashflow per share                                    $  1.00                $  0.43

Weighted average shares outstanding                        14,908                 12,354

EBITDA                                                    $17,512                $ 7,653

PRODUCTION AND PRICE INFORMATION:

Production:
   Oil (MBbls)                                                 51                     61
   Gas (Mcf)                                                3,444                  3,107
   Gas equivalent (Mcfe)                                    3,751                  3,471
   Average daily (MMcfe)                                     41.7                   38.2

Average prices:
   Oil ($/Bbl)                                            $ 26.62                $ 26.42
   Gas ($/Mcf)                                            $  5.46                $  2.52
   Gas equivalent ($/Mcfe)                                $  5.38                $  2.72





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                            CALLON PETROLEUM COMPANY
                        SECOND QUARTER AND FULL YEAR 2001
                               GUIDANCE ESTIMATES
               (IN THOUSANDS, EXCEPT PER PRODUCTION UNIT AMOUNTS)

                                                       GUIDANCE                         GUIDANCE
                                                      FOR SECOND                         FOR FULL
DESCRIPTION                                          QUARTER 2001                       YEAR 2001
-----------                                          ------------                       ---------
Production volumes (MMcfe/d)                            43 - 45                           50 - 52

Percent Gas                                               90%                               90%

Average costs (per Mcfe):
   Lease operating expense                         $  0.67 - $  0.70                  $  0.61 - $  0.64
   General and administrative expense              $  0.28 - $  0.29                  $  0.24 - $  0.26
   Interest expense                                $  0.70 - $  0.74                  $  0.65 - $  0.67
   DD&A                                            $  1.28 - $  1.30                  $  1.28 - $  1.30

Volumetric production payment:
   Committed volume (MMcf)                                 580                               2,237
   Effective price (per Mcf)                             $2.08                               $2.08

Natural gas hedges (collars):
   Volume (MMcf)                                         1,300                               4,400
   Average floor (per Mcf)                               $4.39                               $4.73
   Average ceiling (per Mcf)                             $5.50                               $5.91

Effective tax rate                                         35%                                 35%

Basic weighted average shares                           13,253                              13,253

Diluted computation :
   Basic weighted average shares                        13,253                              13,253
   Dilutive impact of stock options                        290                                 290
   Dilutive impact of conv. preferred stock              1,365                               1,365
                                                     ---------                           ---------
Diluted weighted average shares                         14,908                              14,908



         The preceding guidance estimates contain assumptions that we believe are reasonable. These estimates are based on information that is available as of the date of this news release. We are not undertaking any obligation to update these estimates as conditions change or as additional information becomes available.





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     This news release contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include:

     o    general economic conditions;

     o    volatility of oil and natural gas prices;

     o    uncertainty of estimates of oil and natural gas reserves;

     o    impact of competition;

     o    availability and cost of seismic, drilling and other equipment;

     o operating hazards inherent in the exploration for and production of oil and natural gas;

     o difficulties encountered during the exploration for and production of oil and natural gas;

     o difficulties encountered in delivering oil and natural gas to commercial markets;

     o    changes in customer demand and producers' supply;

     o    uncertainty of our ability to attract capital;

     o compliance with, or the effect of changes in, the extensive governmental regulations regarding the oil and natural gas business;

     o    actions of operators of our oil and gas properties;

     o    weather conditions; and

     o the risk factors discussed in our filings with the Securities and Exchange Commission, including those in our Annual Report for the year ended December 31, 2000 on Form 10-K.

         The preceding estimates reflect our review of continuing operations only. These estimates do not take into account any material transactions such as sales of debt and equity securities, acquisitions or divestitures of assets, and formations of joint ventures. We continually review these types of transaction and may engage in one or more of these types of transactions without prior notice.



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